Exhibit 99.1

Zeo Energy Corp. Reports Fourth Quarter and Full Year 2024 Financial Results

NEW PORT RICHEY, FL – May 27, 2025 – Zeo Energy Corp. (Nasdaq: ZEO) (“Zeo”, “Zeo Energy”, or the “Company”), a leading Florida-based provider of residential solar and energy efficiency solutions, today reported financial results for the fourth quarter and full year ended December 31, 2024.

Recent Financial and Operational Highlights

●	Reported $73.2 million of revenue in 2024 despite pricing challenges from a prolonged, higher interest rate environment

●	Reported $2.0 million of adjusted EBITDA in 2024, driven by the Company’s flexible operating model and disciplined cost management

●	Completed the integration of Lumio’s assets, which were acquired in November 2024 as part of Zeo’s market expansion plan

●	Secured $4.0 million in December to develop a year-round sales force and expand market presence, accelerating the Company’s growth trajectory heading into the second half of 2025

●	Achieved 6th straight year of positive adjusted EBITDA

Management Commentary

“While 2024 was a challenging year for the solar business as a whole, we are entering 2025 with a sense of renewed optimism around the opportunities ahead,” said Zeo Energy Corp. CEO Tim Bridgewater. “In a consolidating market, we remain positioned to acquire compelling renewable energy assets at attractive valuations to fuel our growth and gain market share over the intermediate term. Our November transaction with Lumio is an example of our ability to identify targets that offer Zeo accretive value with improved geographic and strategic positioning.

“Financially, thanks to our continued focus on efficiency as well as the flexibility in our operating model, we drove our sixth straight year of positive adjusted EBITDA. At the same time, our topline performance largely stabilized quarter-over-quarter, which was encouraging to see as we move through our traditionally slower seasons with limited sales in Q4 and Q1. As of today, our expanded recruitment initiatives remain on target as we begin our peak summer sales season in the second quarter of 2025. Put together, we believe we have the right strategy to operate sustainably today and to thrive over the long term.”

Full Year 2024 Financial Results

Results compare the full year ended December 31, 2024 to the full year ended December 31, 2023.

●	Total revenue was $73.2 million in 2024, a 33.2% decrease from $109.7 million in 2023. The decrease was primarily due to higher interest rates creating a challenging environment for residential solar sales throughout 2024.

●	Gross profit decreased to $34.4 million (47.0% of total revenue) in 2024 from $49.8 million (45.4% of total revenue) in 2023. The decrease in gross profit was driven in part by the decrease in sales compared to the prior period. The improvement in gross profit as a percentage of revenue was the result of improved operational efficiencies in labor, a reduction in materials costs, and an increase in sales volume from our internal sales teams.

●	Net loss was $9.9 million in 2024 compared to net income of $4.8 million in the comparable 2023 period. The decrease was primarily due to stock compensation, increased headcount, and costs incurred as a result of becoming a public company.

●	Adjusted EBITDA, a non-GAAP measurement of operating performance reconciled below, remained positive, but decreased to $2.0 million (2.7% of total revenue) in 2024 from $7.0 million (6.4% of total revenue) in 2023. The decrease was primarily due to higher interest rates creating a challenging environment for residential solar sales in 2024.

Fourth Quarter 2024 Financial Results

Results compare the 2024 fourth quarter ended December 31, 2024 to the 2024 fourth quarter ended December 31, 2023.

●	Total revenue was $18.6 million in Q4 2024, an 18.9% decrease from $23.0 million in the comparable 2023 period. The decrease was primarily due to higher interest rates creating a challenging environment for residential solar direct sales throughout 2024.

●	Gross profit decreased to $11.2 million (60.1% of total revenue) in Q4 2024 from $12.7 million (55.1% of total revenue) in the comparable 2023 period. The decrease was driven in part by the decrease in sales compared to the prior period. The improvement in gross profit as a percentage of revenue was the result of improved operational efficiencies in labor and a reduction in materials costs.

●	Net loss for Q4 2024 was $1.1 million compared to $1.6 million in the comparable 2023 period. The improvement was primarily related to a $0.7 million tax benefit.

●	Adjusted EBITDA, a non-GAAP measurement of operating performance reconciled below, increased to $3.1 million (16.8% of total revenue) in Q4 2024 from approximately $(0.9) million (4.1% of total revenue) in the comparable 2023 period. The change was primarily related to a $3.0 million change in depreciation and amortization.

For more information, please visit the Zeo Energy Corp. investor relations website at investors.zeoenergy.com.

About Zeo Energy Corp.

Zeo Energy Corp. is a Florida-based regional provider of residential solar, distributed energy, and energy efficiency solutions. Zeo focuses on high-growth markets with limited competitive saturation. With its differentiated sales approach and vertically integrated offerings, Zeo, through its Sunergy Solar business unit, serves customers who desire to reduce high energy bills and contribute to a more sustainable future. For more information on Zeo Energy Corp., please visit www.zeoenergy.com.

Non-GAAP Financial Measures

Adjusted EBITDA

Zeo Energy defines Adjusted EBITDA, a non-GAAP financial measure, as net income (loss) before interest and other expenses, net, income tax expense, and depreciation and amortization, as adjusted to exclude stock-based compensation. Zeo utilizes Adjusted EBITDA as an internal performance measure in the management of the Company’s operations because the Company believes the exclusion of these non-cash and non-recurring charges allows for a more relevant comparison of Zeo’s results of operations to other companies in the industry. Adjusted EBITDA should not be viewed as a substitute for net loss calculated in accordance with GAAP, and other companies may define Adjusted EBITDA differently.

The following table provides a reconciliation of net income (loss) to Adjusted EBITDA for the periods presented:

	Year Ended December 31,		Quarter Ended December 31,
	2024	2023	2024	2023
Net income (loss)	$(9,872,358)	$4,845,069	$(1,135,513)	$(1,596,773)
Adjustment:
Other income, net	(233,151)	183,401	(44,822)	190,383
Change in fair value of warrant liabilities	(69,000)	-	759,000	0
Interest expense	333,539	110,857	39,282	47,937
Income tax benefit	(988,802)	-	(753,450)	0
Stock compensation	7,951,248	-	849,430	0
Depreciation and amortization	4,836,538	1,841,874	3,423,464	410,392

Adjusted EBITDA	1,958,014	6,981,201	3,137,391	(948,061)

Adjusted EBITDA Margin

Zeo Energy defines Adjusted EBITDA margin, a non-GAAP financial measure, expressed as a percentage, as the ratio of Adjusted EBITDA to revenue, net. Adjusted EBITDA margin measures net income (loss) before interest and other expenses, net, income tax expense, depreciation and amortization, as adjusted to exclude stock-based compensation and is expressed as a percentage of revenue. In the table above, Adjusted EBITDA is reconciled to the most comparable GAAP measure, net income (loss). Zeo utilizes Adjusted EBITDA margin as an internal performance measure in the management of the Company’s operations because the Company believes the exclusion of these non-cash and non-recurring charges allows for a more relevant comparison of the Company’s results of operations to other companies in Zeo’s industry.

The following table sets forth Zeo’s calculations of Adjusted EBITDA margin for the periods presented:

	Year Ended December 31,		Quarter Ended December 31,
	2024	2023	2024	2023
Total Revenue	$73,244,083	$109,691,001	$18,647,750	$22,985,981
Adjusted EBITDA	1,958,014	6,981,201	3,137,391	(948,061)
Adjusted EBITDA margin	2.7%	6.4%	16.8%	(4.1)%

Forward-Looking Statements

This news release contains certain forward-looking statements within the meaning of section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act of 1934, as amended, that are based on beliefs and assumptions and on information currently available to the Company. Such statements may include, but are not limited to, statements that refer to projections, forecasts, or other characterizations of future events or circumstances, including any underlying assumptions. The words “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will,” and similar references to future periods may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements may include, for example, statements about the future financial performance of the Company; the ability to effectively consolidate the assets of Lumio and produce the expected results; changes in the Company’s strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, the ability to raise additional funds, and plans and objectives of management. These forward-looking statements are based on information available as of the date of this news release, and current expectations, forecasts, and assumptions, and involve a number of judgments, risks, and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing the Company’s views as of any subsequent date, and the Company does not undertake any obligation to update such forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities laws. You should not place undue reliance on these forward-looking statements. As a result of a number of known and unknown risks and uncertainties, the Company’s actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include: (i) the outcome of any legal proceedings that may be instituted against the Company or others; (ii) the Company’s success in retaining or recruiting, or changes required in, its officers, key employees, or directors; (iii) the Company’s ability to maintain the listing of its common stock and warrants on Nasdaq; (iv) limited liquidity and trading of the Company’s securities; (v) geopolitical risk and changes in applicable laws or regulations, including tariffs or trade restrictions; (vi) the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors; (vii) operational risk; (viii) litigation and regulatory enforcement risks, including the diversion of management time and attention and the additional costs and demands on the Company’s resources; (ix) the Company’s ability to effectively consolidate the assets of Lumio and produce the expected results; and (x) other risks and uncertainties, including those included under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (the “SEC”) for the year ended December 31, 2023 and in its subsequent periodic reports and other filings with the SEC.

In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by the Company, its respective directors, officers or employees or any other person that the Company will achieve its objectives and plans in any specified time frame, or at all. The forward-looking statements in this news release represent the views of the Company as of the date of this news release. Subsequent events and developments may cause that view to change. However, while the Company may elect to update these forward-looking statements at some point in the future, there is no current intention to do so, except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing the views of the Company as of any date subsequent to the date of this news release.

Zeo Energy Corp. Contacts

For Investors:

Tom Colton and Greg Bradbury

Gateway Group

ZEO@gateway-grp.com

For Media:

Zach Kadletz

Gateway Group

ZEO@gateway-grp.com

-Financial Tables to Follow-

ZEO ENERGY CORP.

CONDENSED CONSOLIDATED BALANCE SHEET

	As of December 31,	As of December 31,
	2024	2023
Assets
Current assets
Cash and cash equivalents	$5,634,115	$8,022,306
Accounts receivable, including $191,662 and $396,488 from related parties, net of allowance for credit losses of $1,165,336 and $862,580, as of December 31, 2024 and 2023, respectively	10,186,543	2,905,205
Inventories	872,470	350,353
Contract assets	64,202	4,915,064
Prepaid expenses and other current assets	2,131,345	40,403
Total current assets	18,888,675	16,233,331
Other assets	314,426	62,140
Property, equipment and other fixed assets, net	2,475,963	2,289,723
Right of use operating lease assets	1,268,139	1,135,668
Right of use financing lease assets	447,012	583,484
Intangibles, net	7,571,156	771,028
Related party note receivable	3,000,000
Goodwill	27,010,745	27,010,745
Total assets	$60,976,116	$48,086,119

Liabilities, mezzanine equity and stockholders’ (deficit) equity
Current liabilities
Accounts payable	$2,780,885	$4,699,855
Accrued expenses and other current liabilities, including $3,359,101 and $2,415,966 with related parties at December 31, 2024 and 2023, respectively	8,540,188	4,646,365
Current portion of long-term debt	291,036	294,398
Current portion of obligations under operating leases	583,429	539,599
Current portion of obligations under financing leases	130,464	118,416
Convertible promissory note	2,440,000	-
Contract liabilities, including $2,000 and $1,160,848 with related parties as of December 31, 2024 and 2023, respectively	203,607	5,223,518
Total current liabilities	14,969,609	15,522,151
Obligations under operating leases, non-current	799,385	636,414
Obligations under financing leases, non-current	348,807	479,271
Warrant liabilities	1,449,000	-
Long-term debt	496,623	825,764
Total liabilities	18,063,424	17,463,600

Commitments and contingencies (Note 14)

Redeemable noncontrolling interests
Convertible preferred units	16,130,871	-
Class B Units	115,693,900	-

Stockholders’ (deficit) equity
Class V common stock, $0.0001 par value, 100,000,000 authorized shares; 35,230,000 and 33,730,000 shares issued and outstanding as of December 31, 2024, and December 31, 2023, respectively	3,523	3,373
Class A common stock, $0.0001 par value, 300,000,000 authorized shares; 13,252,964 and no shares issued and outstanding as of December 31, 2024, and December 31, 2023, respectively	1,326	-
Additional paid in capital	14,523,963	31,152,491
Accumulated deficit	(103,440,891)	(533,345)
Total stockholders’ (deficit) equity	(88,912,079)	30,622,519
Total liabilities, redeemable noncontrolling interests and stockholders’ (deficit) equity	$60,976,116	$48,086,119

ZEO ENERGY CORP.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended December 31,		3 Months Ended December 31,
	2024	2023	2024	2023
Revenue, net	$51,088,065	$94,226,149	$14,630,831	$7,521,129
Related party revenue, net	22,156,018	15,464,852	4,016,919	15,464,852
Total revenue	73,244,083	109,691,001	18,647,750	22,985,981
Operating costs and expenses:
Cost of goods sold (exclusive of depreciation and amortization shown below)	38,021,519	59,436,674	7,216,364	10,190,953
Depreciation and amortization	4,836,538	1,841,874	3,423,464	410,392
Sales and marketing	19,587,073	30,324,059	3,408,698	10,510,080
General and administrative	21,628,725	12,949,067	5,734,727	3,233,009
Total operating expenses	84,073,855	104,551,674	19,783,253	24,344,434
(Loss) income from operations	(10,829,772)	5,139,327	(1,135,503)	(1,358,453)
Other (expenses) income, net:
Other income, net	233,151	(183,401)	44,822	(190,383)
Change in fair value of warrant liabilities	69,000	-	(759,000)	-
Interest expense	(333,539)	(110,857)	(39,282)	(47,937)
Total other income (expense), net	(31,388)	(294,258)	(753,460)	(238,320)
Net (loss) income before taxes	(10,861,160)	4,845,069	(1,888,963)	(1,596,773)
Income tax benefit	988,802	-	753,450	-
Net (loss) income	(9,872,358)	4,845,069	(1,135,513)	(1,596,773)
Net (loss) attributable to Sunergy Renewables LLC prior to the Business Combination	(523,681)	4,845,069	-	(1,596,773)
Net (loss) income subsequent to the Business Combination	(9,348,677)	-	(1,135,513)	-
Net (loss) income attributable to redeemable non-controlling interests	(6,679,788)	-	(700,167)	-
Net (loss) income attributable to Class A common stock	$(2,668,889)	$-	$(435,346)	$-

Basic and diluted net (loss) income per common unit	$(0.48)	$-	$(0.04)	$-
Weighted average units outstanding, basic and diluted	5,546,925	-	11,057,312	-

ZEO ENERGY CORP.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2024	2023
Cash Flows from Operating Activities
Net (loss) income	$(9,872,358)	$4,845,069
Adjustment to reconcile net (loss) income to cash (used in) provided by operating activities
Depreciation and amortization	4,836,538	1,841,874
Gain on disposal of asset	(91,684)	-
Change in fair value of warrant liabilities	(69,000)	-
Provision for credit losses	2,815,633	1,531,223
Noncash operating lease expense	705,293	550,425
Stock based compensation expense	7,951,248	-
Deferred tax asset	(997,702)	-
Changes in operating assets and liabilities:
Accounts receivable	(8,785,973)	(3,475,661)
Accounts receivable due from related parties	204,826	(396,488)
Inventories	(131,898)	(63,207)
Contract assets	4,850,862	(4,795,309)
Prepaids and other current assets	(1,757,354)	61,852
Other assets	(13,795)	-
Due from related party	-	(104,056)
Accounts payable	(2,512,834)	4,501,798
Accrued expenses and other current liabilities	(1,140,780)	1,536,287
Accrued expenses and other current liabilities due to related parties	943,135	2,415,996
Contract liabilities	(3,861,063)	2,913,623
Contract liabilities due to related parties	(1,158,848)	1,160,848
Operating lease payments	(630,963)	(547,140)
Net cash (used in) provided by operating activities	(8,716,717)	11,977,134

Cash flows from Investing Activities
Purchases of property, equipment and other assets	(369,137)	(1,034,666)
Investment in related party	(3,000,000)	-
Lumio asset purchase	(4,000,000)	-
Net cash used in investing activities	(7,369,137)	(1,034,666)

Cash flows from Financing Activities
Proceeds from the issuance of debt	-	311,029
Principal payment of finance lease liabilities	(118,416)	(84,678)
Proceeds from private placement	2,716,000	-
Proceeds from the issuance of convertible preferred stock, net of transaction costs	9,221,649	-
Repayments of debt	(332,503)	(241,423)
Proceeds from convertible promissory note, net of debt issuance costs	2,440,000	-
Dividends paid to Convertible preferred units	(139,067)
Distributions to members	(90,000)	(5,173,396)
Net cash provided by (used in) financing activities	13,697,663	(5,188,468)

Net (decrease) increase in cash and cash equivalents	(2,388,191)	5,754,000
Cash and cash equivalents, beginning of period	8,022,306	2,268,306
Cash and cash equivalents, end of the period	$5,634,115	$8,022,306

Supplemental Cash Flow Information
Cash paid for interest	$124,488	$103,421
Accrual of distribution to owners	$-	$325,000
Cash paid for income taxes	$-	$-
Noncash finance lease expense	$136,472	$98,881

Non-cash transactions
Right-of-use assets obtained in exchange for operating lease liabilities	$837,764	$-
Deferred equity issuance costs	$2,769,039	$-
Issuance of Class A common stock to vendors	$891,035	$-
Issuance of Class A common stock to backstop investors	$1,569,463	$-
Preferred dividends	$9,275,795	$-